Exhibit 10-I
                            GUARANTY


          THIS GUARANTY (this "GUARANTY") is made as of March 12,
2001,   by    Chiquita  Brands,  Inc.,  a  Delaware   corporation
("GUARANTOR").

                            RECITALS

          WHEREAS, Guarantor is a wholly-owned subsidiary of Chiquita Brands International, Inc., a New Jersey corporation
(the "COMPANY");

          WHEREAS, certain executives and other employees of the Company and its subsidiaries are eligible to participate in the Company's Deferred Compensation Plan and its Capital Accumulation
Plan (each, a "PLAN" and, collectively, the "PLANS");

          WHEREAS, participants in such Plans (each, a "PARTICIPANT") have account balances thereunder consisting of deferred compensation, Company matching contributions and investment income thereon; and the vested portion of such account balances would become payable in full to any Participant who terminated his or her employment;

          WHEREAS, each present Participant performs, and each future Participant is expected to perform, services that benefit Guarantor and/or one or more of its subsidiaries; Guarantor benefits substantially from the continuing services performed by present Participants, is expected to benefit substantially from the services performed by future Participants and has a substantial interest in encouraging the retention of present and future Participants; and the objective of retaining such Participants would be significantly furthered if Guarantor guaranteed the Company's obligations under the Plans;

          WHEREAS,   Guarantor   has   agreed   to   fully    and
unconditionally guaranty the Company's payments and performance under the Plans on the terms and conditions set forth below.

          NOW, THEREFORE, Guarantor agrees as follows:

    1. GUARANTY. Guarantor hereby fully, unconditionally and irrevocably guarantees to each present and future Participant the punctual payment and performance when due of all obligations of the Company under the Plans (for each Participant, the "OBLIGATIONS"). Without limitation of the foregoing, the Obligations with respect to each Participant shall include all costs and expenses (including reasonable attorney's fees and expenses and reasonable compensation for the time value of money) incurred by such Participant in collecting any amount due such Participant under this Guaranty or in prosecuting any action against the Company, Guarantor or any other guarantor of the Obligations (collectively, the "ENFORCEMENT COSTS"). Guarantor agrees that this Guaranty is a present and continuing guaranty of payment and not of collection, and that such Participant shall not be required to prosecute collection, enforcement or other remedies against the Company before calling on Guarantor for payment and Guarantor shall pay such Obligations to such Participant in full immediately upon demand. Guarantor agrees that one or more successive actions may be brought against Guarantor, as often as such Participant deems advisable, until all of the Obligations are paid and performed in full.

    2. WAIVERS. Guarantor unconditionally waives, to the extent permitted by law:

          1. all notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against Guarantor, including, without limitation, any demand, presentment and protest, proof of notice of non-payment under either Plan and notice of any failure on the part of any Participant, the Company, Guarantor or any other guarantor of the Obligations to perform or comply with any covenant, agreement, term or condition of either Plan;

          2. any right to the enforcement, assertion or exercise against the Company, Guarantor or any other guarantor of the Obligations of any right or remedy conferred under either Plan;

          3.   any requirement of diligence on the part of any person;

          4. any requirement to exhaust any remedies or to mitigate the damages resulting from any failure on the part of the Company, Guarantor or any other guarantor of the Obligations to perform or comply with any covenant, agreement, term or condition of either Plan; and

          5. any notice of any sale, transfer or other disposition of any right, title or interest of any Participant under either Plan.

    3. REINSTATEMENT. The obligations of Guarantor pursuant to this Guaranty shall continue to be effective or automatically be reinstated, as the case may be, if at any time the Obligations or payment of the Obligations are rescinded, rejected, subordinated, stayed, offset or otherwise must be disgorged or returned by any Participant, in whole or in part, for any reason, including the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company.

    4. SUCCESSORS AND ASSIGNS. This Guaranty shall inure to the benefit of each Participant and his or her successors and
assigns.   This  Guaranty  shall be  binding  on  Guarantor,  its
successors and assigns, and shall continue in full force and effect until all of the Obligations are paid and performed in full.

    5. NO WAIVER OF RIGHTS. No delay or failure on the part of any Participant to exercise any right, power or privilege under this Guaranty or the respective Plan for any such Participant shall operate as a waiver thereof, and no single or partial exercise of any right, power or privilege shall preclude any other or further exercise thereof or the exercise of any other power or right, or be deemed to establish a custom or course of dealing or performance between the parties hereto or thereto. The right and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law. No notice to or demand on Guarantor in any case shall entitle Guarantor of any other or
further   notice  or  demand  in  the  same,  similar  or   other
circumstance.

    6. JOINDER.  Guarantor agrees that any action to enforce this
Guaranty   may   be   brought  against  Guarantor   without   any
reimbursement or joinder of the Company or any other guarantor of the Obligations in such action.

    7. SEVERABILITY. If any provision of this Guaranty is deemed to be invalid by reason of the operation of law, or by reason of the interpretation placed thereon by any court or other governmental authority, this Guaranty shall be construed as not containing such provision and the invalidity of such provision shall not affect the validity of any other provision hereof, and any and all other provisions hereof which otherwise are lawful and valid shall remain in full force and effect.

    8. DESCRIPTIVE HEADINGS. The descriptive headings of this Guaranty are inserted for convenience only and do not constitute a part of this Guaranty.

    9. GOVERNING LAW. All questions concerning the construction, validity and interpretation of this Guaranty will be governed by the internal law of the State of Ohio (without reference to any principles of conflicts of law).

    10. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Guaranty will be in writing and shall be given to Guarantor at the address indicated below:

          IF TO GUARANTOR:    Chiquita Brands, Inc.
                              250 East 5th Street
                              Cincinnati, OH 45202
                              Attention:   Secretary
                              Facsimile:   (513) 784-6691

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. All such notices shall be effective (a) if given by facsimile, upon confirmation of receipt or (b) if given by any other means, when delivered at the address specified above.

                    *                   *    *    *    *


     IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date first above written.




                              CHIQUITA BRANDS, INC.


                              By: /s/Steven G. Warshaw
                                   -------------------
                              Its: Steven G. Warshaw
                                   --------------------
                              Director, President and
                              Chief Operating Officer